Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED BY ALIGN TECHNOLOGY, INC.

JOINT DEVELOPMENT, MARKETING

AND SALES AGREEMENT

This Joint Development, Marketing and Sales Agreement (the “Agreement”) is made and entered into as of the “Effective Date” (defined below) by and between Align Technology, Inc., a Delaware Corporation, having a place of business at 881 Martin Avenue, Santa Clara, California 95050 (“Align”), and Ormco Corporation, a Delaware corporation, with offices at 1717 West Collins Avenue, Orange, California 92867, (“Ormco”, each a “Party”, together the “Parties”).

WHEREAS, Ormco is engaged in the manufacture, distribution, sale and marketing of orthodontic products including, among other things, a customized fixed bracket and wire system and method of placing customized appliances on the teeth of patients;

WHEREAS, Align is also engaged in the manufacture, distribution, sale and marketing of an orthodontic product, namely a removable aligner;

WHEREAS, the Parties desire to enter into a business relationship related to the development, marketing and sale of a solution for treating malocclusions consisting of the use of both Ormco fixed customized brackets and wires and Align’s removable aligners; and

WHEREAS, the Parties acknowledge that they must share know-how, sales resources and information in order to create and market a new joint solution that would be marketed to dental professionals worldwide and the Parties desire to set forth the terms on which the Parties shall collaborate in the design, development, production, marketing and sale of an initial joint solution product and future joint solutions that the Parties determine to make;

NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and promises as set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereof agree as follows:

1.                                      Definitions.

As used herein, the following words or phrases have the following meanings:

1.1           “13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of voting securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities of the Company representing more than 5% of any class of voting securities then outstanding.

1.2           “Affiliates” shall mean any corporation, company or other legal entity which controls, is controlled by, or is under common control with, a Party directly or

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1

indirectly through one or more intermediaries, but any such corporation, company or legal entity shall be deemed to be an Affiliate only as long as such control exists. For purposes of this definition, “control” means direct or indirect ownership of more than fifty percent (50%) of (i) the voting power of the shares or other securities of the corporation or company for election of directors (or other managing authority) or (ii) interest in the net assets or profit of a legal entity which is not a corporation or company.

1.3           “Align Intellectual Property” means any and all Intellectual Property owned or controlled by Align or its Affiliates as of the Effective Date or written, invented, developed or otherwise created thereafter solely by or on behalf of Align or its Affiliates, or separately acquired by Align or its Affiliates, and expressly excludes any Ormco Intellectual Property.

1.4           “Align Products” shall mean the systems and products provided to a dental professional by Align to enable that dental professional to provide its patients a set of removable aligners designed to move the teeth of an orthodontic patient to a final occlusion determined by the patient’s treating dental professional.

1.5           “Change in Control” means any of the following: (i) a merger, consolidation, statutory share exchange or other business combination or transaction involving a Party where the existing stockholders of the Party immediately prior to the effective date of such merger, consolidation or other business combination or transaction own less than 50% of the total voting securities of the surviving corporation following such merger, consolidation or other business combination or transaction in equivalent proportions to their interests prior to such effective date; (ii) any person or 13D Group becomes a beneficial owner, directly or indirectly, of 50% or more of the aggregate number of the voting securities of the Party or of properties or assets constituting 50% or more of the consolidated assets of the Party and its subsidiaries; (iii) in any case not covered by (ii), the Party issues securities representing 50% or more of its total voting power, including by way of a merger or other business combination with the Party or any of its subsidiaries; or (iii) a sale of all or substantially all the assets of the Party; provided, however, that a Change in Control shall not be deemed to occur if a Party that is a wholly-owned subsidiary as of the date hereof continues to be controlled by the same ultimate parent entity.

1.6           “Effective Date” means August 16, 2009.

1.7           “Hereof,” “herein, and “hereunder” when used in this Agreement shall refer to the Agreement as a whole, unless the context otherwise requires.

1.8           “Hybrid Solution(s)” shall mean the use of the Ormco Product and Align Product in combination to treat malocclusions including the set-up, the design, and manufacturing of one or more customized fixed appliances, arch wires, and removable aligners designed for use on the teeth of an orthodontic patient.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1.9           “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (B) all trade secrets and other rights in know-how and confidential or proprietary information (including Proprietary Information) (“Trade Secrets”); (C) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (D) trademarks, service marks, trade dress, company names, brand names, logos, and fictitious names, together with any and all worldwide vested and/or inchoate rights in and to any or all of the foregoing (“Trademarks”);(E) utility models and/or any other form of protection of various forms of intellectual and/or industrial property recognized anywhere in the world including any and all rights of domestic and/or foreign priority; and (F) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including the right to sue and recover damages for infringements including, without limitation, any past infringements.

1.10         “Joint Development Intellectual Property” means any and all Intellectual Property written, invented, developed or otherwise created by Align and Ormco jointly in the course of the Project during the Term of this Agreement.  Whether Intellectual Property written, invented, developed or otherwise created in the course of the Project during the Term of this Agreement is “jointly” written, invented, developed or otherwise created shall be determined in accordance with the applicable sections of United States Code Title 35 — Patents, or, with respect to original works of authorship or rights in semiconductor topology applicable sections of United States Code Title 17 — Copyrights, regardless of whether the Intellectual Property is patentable, copyrightable, or eligible for mask work right protection.  Joint Development Intellectual Property shall not include any Align Intellectual Property or Ormco Intellectual Property.

1.11         “Ormco Intellectual Property” means any and all Intellectual Property owned by Ormco or its Affiliates as of the Effective Date or invented, developed or otherwise created thereafter solely by or on behalf of Ormco or its Affiliates, or separately acquired by Ormco or its Affiliates, and expressly excludes any Align Intellectual Property.

1.12         “Ormco Products” shall mean the systems and products provided to a dental professional by Ormco that enables the dental professional to provide a patient fixed orthodontic appliances, arch wires, and placement jigs that have been created for use on that particular individual orthodontic patient.

1.13         “Project” means the design, development, implementation, testing, modification and/or improvement of the Hybrid Solution, whether products, hardware, software, electronic, mechanical or otherwise.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

1.14         “Proprietary Information” means information, data, know-how, trade secrets or experience whether patentable or not including, without limitation, all design or manufacturing techniques, operating instructions, machinery designs, raw materials or products specifications, drawings, blue prints, all computer programs, source code, algorithms, software routines, microcode and other similar data and any other technical and commercial information relating to the research, design, development, manufacture, assembly, use or sale of orthodontic appliances.

1.15         “Regulatory Authorities” shall mean the United States Food and Drug Administration (“FDA”) and all other governmental or regulatory authorities existing anywhere in the world having jurisdiction over the marketing, manufacture and/or commercial sale of the Hybrid Solution or any component thereof.

1.16         “Specifications” means those performance and other specifications for the operation, form and other material characteristics of a Hybrid Solution (or portion thereof) as determined by the Parties in accordance with this Agreement.

1.17         “Term” means the period from the Effective Date through the Termination Date.

1.18         “Termination Date” means any date upon which this Agreement shall terminate in accordance with the terms hereof.

2.                                      Steering Committee.

2.1           The Parties will organize the Steering Committee promptly after the Effective Date of this Agreement.  The initial membership of the Steering Committee shall be composed of the President of Ormco, the Vice President of Marketing and Product Development for Ormco, a member of Ormco’s Product Management Group, a member of Align’s Sales Management Group, the Vice President of Operations of Align and the Vice President of Research and Development, and ITG of Align.  The Parties may, from time to time, change or replace their representative on the Steering Committee with another person having a similar level of responsibility as the person being replaced.  The Steering Committee shall convene on such schedule (but not less frequently than monthly) and employ such procedures as it shall determine from time to time in good faith, and, except as otherwise specifically required by this Agreement, shall act by unanimous consent.

2.2           The Steering Committee will provide general oversight and coordination of the Parties’ collaboration for the Project, and will be responsible for overseeing the creation of development and marketing plans and schedules for the Project, monitoring the Parties’ progress on the development and marketing of the Hybrid Solutions, and determining the content and frequency of reports to be generated by the parties.  The Steering Committee may develop and unanimously agree upon work plans to address all such activities as it determines, and make amendments thereto, including with respect those terms relating to the commercialization and marketing of the Hybrid Solution.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Each Party will conduct its respective activities designated in each such agreed upon work plan in the manner and on the schedule specified therein.

2.3           Contacts.  The Steering Committee will designate employees at both Ormco and Align who will serve as (i) the technical persons responsible for facilitating communications between Align and Ormco regarding the design, development, and testing of the Hybrid Solutions and all enhancements to it; (ii) persons with authority to review and approve on behalf of such Party usage of the Product Tradename (as per Section 10), (iii) the persons responsible for the development and implementation of all advertising and marketing initiatives for the Hybrid Solutions, (iv) persons responsible for coordinating all sales and customer service activities with respect to the Hybrid Solution, and (v) persons responsible for coordinating all manufacturing and shipping operations related to the Hybrid Solution.  Each party may request the Steering Committee to change its respective contacts at any time by providing the Committee with a written notice requesting the change and explaining the reason for the request.

2.4           The Parties will resolve deadlock among the Steering Committee through the Executive Review procedure described in Section 13.7 below.

2.5           Executive Sponsors. Each Party shall appoint a member of its senior management as an executive sponsor for the Project (“Executive Sponsor”).  Executive Sponsors will be responsible for monitoring the Parties’ relationship, conducting periodic briefings for each other and their management teams, and providing a defined means of communication with other senior executives. Each Party may change its Executive Sponsor at any time by written notice to the other Party.

3.                                      Joint Development.

3.1           Development of the Product.  Subject to the terms and conditions of this Agreement, Align and Ormco shall cooperate with and assist each other in the joint design and development of the Hybrid Solution.  The development of the Hybrid Solution shall seek to include the functionalities described in Exhibit A attached hereto and such other Specifications to which the Parties agree.

3.2           Any work plan created to develop the Hybrid Solution must be unanimously approved by the Steering Committee.  As applicable, each work plan shall include, among other things:

(1)           The Specifications for the Hybrid Solution;

(2)           Delivery and acceptance guidelines for deliverables and product or process identified in the mutually agreed upon plan, including all Hybrid Solutions prior to any commercial launch of the same;

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

(3)           Allocation of responsibility for the actions required for development, implementation, marketing and support of the of the Hybrid Solutions;

(4)           Establishment of the Parties’ respective corresponding personnel, and other resource commitments to the development of the Hybrid Solutions; and

(5)           Establishment of a schedule for carrying out the development and marketing activities for such Hybrid Solutions.

The Parties presently anticipate completing the development of Hybrid Solution 1.0 (as described in Exhibit A hereto) [*], subject to applicable regulatory compliance.

3.3           Enhancements to the Product.  No less often than quarterly, the Steering Committee shall, during the course of its regularly scheduled monthly meetings, review (and modify as applicable) the Hybrid Solution development road map and associated work plan.  Ormco and Align each acknowledge that from time to time it may be advantageous to develop enhancements to the Hybrid Solutions that incorporate enhancements to the Parties’ respective product offerings that are components of the Hybrid Solution.  The Parties shall work together to agree on the timing, extent or nature of such enhancements and/or revisions, or on the sharing of expense with respect to such enhancements and/or revisions.

3.4           Costs of Performance.  Except as otherwise specifically provided in this Agreement, each Party will bear the costs and expenses of performing its obligations hereunder.

3.5           Taxes.  Neither Party shall be obligated to pay any taxes of the other or any other expenses for which the other Party is liable to pay under applicable law based upon or in connection with the transactions contemplated by this Agreement.

4.             Costs of Manufacture.  Ormco shall bear all the costs and expenses, including taxes, related to the manufacture and shipping of the Ormco Product and Align shall bear all the costs and expenses, including taxes, related to the manufacture and shipping of the Align Product.

5.             No License Fee.  No license fee shall be due by either Align or Ormco with respect to Align Product or Ormco Product as incorporated into the Hybrid Solutions as marketed and sold in accordance with this Agreement.  This Section 5 shall not apply to any product that is sold by either Align or Ormco independent of the Hybrid Solution even though the product being sold may be used for the same purpose as the component supplied by that Party to the Hybrid Solution.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

6.             Marketing and Sales.

6.1           Terms and Conditions of Sales.  The members of the Steering Committee shall research and analyze applicable data in order to determine negotiate and to reach agreement on the following matters as soon and as rapidly as practicable following the Effective Date within a timeframe as established by the Steering Committee but no later than [*]: (i) the initial list prices for the Hybrid Solution [*], (ii) the discounts that will be available to the various sales channels, (iii) the other terms and conditions of the sales of the Hybrid Solution to third party dental professionals (it being understood that any software provided to customer shall be subject to software end user licenses and not subject to sale), and (iv) the terms and conditions under which the Parties will act as the distributor of the Hybrid Solution.  Align and Ormco shall cooperate in the future to establish different list prices and discounts as needed to address cost changes or market conditions.  All other terms and conditions of sales of the Hybrid Solution that are not addressed in the mutually agreed-to terms shall be set by the Party selling the Hybrid Solution to the applicable end user.

6.2           Changes in Pricing.  The list price for the Hybrid Solution will be reviewed by the Steering Committee on an annual basis, or sooner upon the request of a Party hereto.

6.3           Marketing Assistance/Assignment of Sales Personnel.  Align and Ormco shall, each at its own expense, cooperate in marketing and selling the Hybrid Solution.  For each sales lead generated by or becoming known to a Party hereto, each Party shall, for a preliminary time period to be agreed upon by the Steering Committee, when requested by the Party identifying the lead, use its reasonable efforts to provide a sales representative to assist in pursuing such leads with a view toward generating a sale of the Hybrid Solution.

6.4           Marketing Plan.  The Parties will jointly develop as soon as practicable a comprehensive marketing plan and a milestone based program plan for the worldwide introduction of the Hybrid Solution, which introduction shall consider, among other things, Ormco’s and Align’s respective manufacturing capacities.  There shall be overall joint cooperation and review of all proposed promotional and marketing initiatives with respect to the Hybrid Solution.  Periodic conferences shall be held among the Align and Ormco marketing personnel designated by the Steering Committee to review the progress of the advertising and marketing initiatives implemented pursuant to this Agreement and to discuss and review in advance any new advertising and marketing strategies with respect to the Hybrid Solution. The Parties shall make a good faith effort to agree on any necessary changes to the advertising and marketing strategies developed under this Agreement.

6.5           Sales Efforts.

6.5.1        Within [*] days following the Effective Date, the Steering Committee shall use commercially reasonable efforts to establish mutually

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

agreed upon sales targets with respect to the Hybrid Solution. Thereafter, on a quarterly basis the Steering Committee shall review and revise such sales targets.  Each Party shall annually establish sales goals for its sales representatives for the sale of the Hybrid Solution consistent with achieving such sales targets.

6.5.2        Each Party shall, at its own expense, use its commercially reasonable efforts to introduce, market, promote and take orders for the Hybrid Solution worldwide, actively seek qualified customers for the Hybrid Solution, make regular sales calls to qualified dental professionals all in an effort to meet and exceed such mutually agreed upon sales targets.  The Steering Committee may, from time to time in its discretion, develop sales procedures for such matters as contact management and enhancement and coordinated selling activities with respect to the Hybrid Solution.

6.5.3        The Parties shall each, at its own cost and expense, provide its sales professionals with sufficient training, resources and materials to directly promote and sell the Hybrid Solution to dental professionals.

6.5.4        The Parties shall cooperate, each at its own expense, to develop training materials and programs with respect to the Hybrid Solutions for use with potential purchasers of the Hybrid Solution, and following such development shall at its own expense, make such training available to those potential purchasers.

6.6           Non-Competition.

6.6.1        During the Term (and during the Non-Renewal Transition Period solely with respect to restricting the activities of the Electing Party and such party’s Affiliates, successors or assigns), neither Ormco nor Align (nor any of their Affiliates, successors or assigns) shall, directly or indirectly, for itself or on behalf of or in conjunction with any Affiliate, other person, firm, company, partnership, corporation, business, group, association or other entity (a “Person”), engage in (or facilitate or provide any cooperation (including any Intellectual Property) to any other such Person), whether as facilitator, participant, owner, partner, or joint venturer, independent contractor, consultant, advisor, sales representative, or in any managerial capacity, in any business developing or selling a [*].

6.6.2        Ormco reserves all rights, for its sole benefit and profit to sell, make, have made, import, have imported, use, distributed, offer, or offer to sell (i) removable aligners to dental professionals; provided, however, it does not market the removable aligners for use in combination with the Ormco Product to treat an orthodontic patient and (ii) fixed orthodontic

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

appliances as a stand-alone solution.  Align reserves all rights, for its sole benefit and profit to sell, make, have made, import, have imported, use, distributed, offer, or offer to sell (i) fixed orthodontic appliances to dental professionals; provided, however, it does not market the fixed orthodontic appliances for use in combination with the Align Product to treat an orthodontic patient and (ii) removable aligners as a stand- alone solution. The Parties acknowledge and agree that no license to Intellectual Property is granted to the other Party pursuant to this Section 6.6.2.

6.7           Certifications.  The Parties shall agree upon any requirements that must be met for a dental professional to purchase the Hybrid Solution which requirement may include the requirement for the dental professional to posses certain qualifications or obtain a certification from Ormco or Align, including without limitation, receiving appropriate training from Align with respect to the Align Product features included in the Hybrid Solution.  The requirements shall be intended to increase the likelihood that the dental professional’s experience with the Hybrid Solution is positive.

6.8           No Marketing Fees.  It is contemplated that the Parties will share equally in the effort to advertise, promote and market the Hybrid Solution, with each Party bearing the cost of their advertising, promotional and marketing efforts (both costs incurred internally and paid to third parties).  As a result, unless otherwise expressly agreed upon by the parties in a separate writing, or determined by the Steering Committee, neither Party will be required to pay to the other a fee for any advertising, promotion or marketing services performed by the other Party.

6.9           Order Flow and Fulfillment.  Each Party will only sell the Hybrid Solutions to those dental professionals that (i) have received and are current in the training and certification contemplated herein, and (ii) are credit worthy as determined by mutually agreed upon criteria, and in absence of such mutually agreed upon criteria, as determined, in its reasonable discretion, by the Party selling the Hybrid Solution.  With respect to Hybrid Solution Version 1.0, orders for such Hybrid Solution, whether generated by Align or Ormco, shall be submitted to Ormco for fulfillment.  Ormco shall process orders for shipment in accordance with commercially reasonable standards.  Ormco shall submit invoices to purchasers for products shipped and shall be responsible for collection of such invoices.  Thereafter, for other Hybrid Solutions versions, the Parties shall mutually agree upon an order and fulfillment process, with each of the Parties using commercially reasonable efforts to timely manufacture, supply and deliver their respective Products for use in the Hybrid Solution.

6.10         Reporting and Revenue Accounting.

6.10.1      Each Party shall provide to the other Party written reports fifteen (15) days following the end of each month (provided that for those months in which a Party’s fiscal quarter ends the report shall be, if practicable, provided to that Party 24 hours prior to the end of its fiscal quarter) that describe for those Hybrid Solutions sold by the reporting Party during the

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

month: the identity of the purchasers of the Hybrid Solution, the products sold, quantities purchased, prices charged and any discounts applied.

6.10.2      [*] of the revenue generated from the sales of the Hybrid Solutions shall be considered the revenue of Ormco and [*] the revenue of Align for all accounting and other purposes.  The Steering Committee shall determine the means to be used to calculate the revenue associated with the sale of the Hybrid Solution after taking into account such items as any applicable sales and use taxes a Party is required to pay, the gross invoice price of a Hybrid Solution as packed for shipment and the following items to the extent included in the gross invoice price: (i) sales or turnover taxes on sales invoices; (ii) transportation charges and insurance charges on shipments to customers; and (iii) trade or quantity discounts (but not cash discounts allowed to customers or agents’ commissions); the handling of credits allowed for Hybrid Solution Products returned or not accepted by the customer; and such other factors as the Steering Committee deems appropriate.

6.10.3      The report described in Section 6.10.1 shall be accompanied by a check in the amount of [*] of any payments received during the month being reported for those Hybrid Solutions sold by the Parties (or if otherwise instructed by a Party, shall be made by wire transfer to an account designated by that Party in writing from time to time).  With respect to revenue received in a currency other than U.S. Dollars, unless otherwise agreed upon by the Parties in writing, all such revenues shall be paid in the currency in which they were invoiced.

During the Term of the Agreement and for 3 years thereafter, Ormco and Align shall keep accurate records of its compliance with the payment terms of this Agreement.  Each Party shall have the right, effective upon thirty (30) days prior written notice, during normal business hours, no more often than once per calendar year (unless a prior audit reveals a discrepancy), to have audited the relevant books and records relating to the other Party’s compliance with such payment terms.  If a Party elects to perform such audit through its own representatives, then the audited Party may, within thirty (30) days of receipt of the audit result, dispute the results, in which case the auditing Party may elect, at its sole discretion, to have the audit performed by an independent third-party auditor.  The exercise by a Party of any right to audit or the acceptance by a Party of any report shall be without prejudice to any of the auditing Party’s rights or remedies.  If it is determined that the audited Party underreported and thus underpaid or has misrepresented any payment payable to the other Party by at least ten percent (10%) for the audited period, then the audited Party shall, in addition to making immediate payment of the payments due based on the actual and true items, pay all reasonable out-of-pocket costs

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

and expenses paid by the auditing Party to the independent auditor.

7.             Compliance with Laws and Business Practices.  Any exports, sales, transfers, or any other disposition of Ormco Products and Align Products, to the extent incorporated in the Hybrid Solution, are subject to the laws and regulations of the United States.  Specifically, contracts and orders placed for the Hybrid Solution may require advance U.S. Government Export approval or licensing, and, therefore all such contracts and orders are subject to the receipt of any necessary approvals and licenses.  The Parties shall solicit orders, and each Party shall process and ship orders, in accordance with all applicable laws and regulations.

8.             Regulatory Approval.  For each country, territory, or other geographic subdivision into which the Parties agree to sell the Hybrid Solution (the “Selling Territory”) (i) Ormco shall be responsible for obtaining from, and maintaining with, any Regulatory Authority having jurisdiction in the Selling Territory over an Ormco Product the regulatory approval needed to import, manufacture and sell the Ormco Product in the Selling Territory and Ormco shall own all such regulatory approvals and (ii) Align shall be responsible for obtaining from, and maintaining with, any Regulatory Authority having jurisdiction in the Selling Territory over an Align Product the regulatory approval needed to import, manufacture and sell the Align Product in the Selling Territory and Align shall own all such regulatory approvals.  Each Party shall bear the cost of obtaining the regulatory approvals for which it is responsible.  The responsibility and cost of obtaining any regulatory approvals needed from a Regulatory Authority in a Selling Territory to import, manufacture and sell the Hybrid Solution or any component thereof that are in addition to those needed for the Align and Ormco Product, shall be equally shared by the Parties.  The Parties shall jointly own those regulatory approvals.

9.             Customer Support.  Each Party shall establish and maintain support facilities sufficient to provide support for the Hybrid Solutions it provides to its customers; provided however, that Ormco shall provide mutually agreed upon back-up support to Align with respect to the Ormco Product portion of the Hybrid Solution and Align shall provide mutually agreed upon back-up support to Ormco with respect to the Align Product portion of the Hybrid Solution.  The Parties shall maintain the availability of support services for a period of at least three years after the termination of this Agreement.  The term “support,” for purposes of this Section 9, means resolving questions relating to, among other things, product delivery, product use, and clinical support.

10.          Intellectual Property Rights.

10.1         Tradenames/Trademarks.

10.1.1      The Hybrid Solution shall be branded with one or more Trademarks that are acceptable to both Align and Ormco (the “Product Tradename”).  The Product Tradename shall be used by the Parties only

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

for purposes of marketing and selling the Hybrid Solution pursuant to this Agreement.  Notwithstanding the foregoing, this Agreement does not impose any restrictions with respect to Align’s use of the “Invisalign” Trademark on Align Products for any and all purposes and Ormco’s use of the “Insignia” Trademark on Ormco Product for any and all purposes. Each Party’s use of the Product Tradename shall comply with any mutually agreed upon Trademark usage guidelines.  Each use by one Party of the Product Tradename shall, when appropriate to protect the Product Tradename, be accompanied by the appropriate trademark symbol (either “™” or “®”).  If either Party’s use of the Product Tradename, does not comply with the then-current Trademark usage policies agreed upon by the  Parties, such Party will promptly remedy such deficiencies upon receipt of written notice of such deficiencies from the other Party.

10.1.2      Nothing herein is intended to nor shall operate to grant to a Party any other right, title or interest in the other Party’s Trademarks.  All goodwill resulting from the use of a Party’s Trademark will inure solely to the Party owning such Trademark.  Neither Party will, at any time during or after this Agreement, register, attempt to register, claim any interest in, contest the use of, or otherwise adversely affect the validity of any of each other’s Trademark (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any such marks).

10.1.3      Align shall have no interest in any of Trademarks of Ormco; without limiting the generality of the foregoing clause of this sentence, Align shall have no rights with respect to the Trademark “Insignia” and related Trademarks.  Ormco shall have no interest in any of the Trademarks of Align; without limiting the generality of the foregoing clause of this sentence, Ormco shall have no rights with respect to the Trademark “Invisalign” and related Trademarks.

10.2         Project Licenses.

10.2.1      Subject to the terms and conditions contained herein, during the Term of this Agreement and any three-year transition period as described in Section 12.4.3, Align hereby grants to Ormco a nontransferable, non-sublicensable, non-exclusive license to use the Align Intellectual Property (excluding Trademarks) solely to the extent as is required to fulfill its obligations under this Agreement to develop, manufacture, market the Hybrid Solution (and with respect to any three-year transition period, solely to the extent required to continue to develop, manufacture, market, promote, offer to sell and sell the Hybrid Solution during the transition period).

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

10.2.2      Subject to the terms and conditions contained herein, during the Term of this Agreement and any three-year transition period as described in Section 12.4.3, Ormco hereby grants to Align a nontransferable, non-sublicensable, non-exclusive license to use the Ormco Intellectual Property (excluding Trademarks) solely to the extent as is required to fulfill its obligations under this Agreement to develop, manufacture, and market the Hybrid Solution (and with respect to any three-year transition period, solely to the extent required to continue to develop, manufacture, market, promote, offer to sell and sell the Hybrid Solution during the transition period).

10.2.3      Neither Party shall be entitled to use the Intellectual Property of the other Party to develop, manufacture or market a product that is not sold or otherwise transferred as a part of the sale of a Hybrid Solution as permitted under this Agreement.  Each Party hereto acknowledges that the other has expended considerable time, effort and funds in developing and generating the Intellectual Property owned by it, and has and will continue to have a substantial proprietary interest and valuable trade secret therein.

10.2.4      Except as expressly provided under this Agreement, neither Party shall (nor shall they allow any third party to): (i) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover, by any means whatever, any source code, underlying ideas, underlying user interface techniques or algorithms of any software provided by a Party hereto in object code format or disclose any of the foregoing (except to the extent that such restriction is impermissible under applicable law); (ii) modify, incorporate into or with other software or documentation, or create a derivative work of any part of the other Party’s Intellectual Property; or (iii) attempt to copy, access, or distribute, or circumvent any use restrictions in, any software constituting the other Party’s Intellectual Property.

10.3         Ownership of Intellectual Property.

10.3.1      Align Intellectual Property. Subject to the provisions of Section 10.2, nothing in this Agreement grants to Ormco any right, title or interest in and to any Align Intellectual Property.  Except for the express licenses to Align Intellectual Property granted hereunder, Align reserves all rights, not expressly granted hereunder, in the Align Intellectual Property.

10.3.2      Ormco Intellectual Property.  Subject to the provisions of Section 10.2, nothing in this Agreement grants to Align any right, title or interest in and any Ormco Intellectual Property.  Except for the express licenses to Ormco Intellectual Property granted hereunder, Align reserves all rights, not expressly granted hereunder, in the Ormco Intellectual Property.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

10.3.3      Joint Development Intellectual Property.  Joint Development Intellectual Property shall be owned jointly by Ormco and Align, with each of Ormco and Align (and their respective successors and assigns) holding an undivided one-half (1/2) unrestricted interest in such Joint Development Intellectual Property, with no duty of accounting.   For the avoidance of doubt, any new Intellectual Property conceived of and developed solely by one party shall be owned solely by that party.

10.3.4      Notwithstanding anything to the contrary in this Agreement, in the event a Party translates into another language (“Translating Party”) any portion of the other Party’s Intellectual Property (“Material Owner”), the Translating Party acknowledges and agrees that ownership for such translated materials (“Translated Materials”) shall belong to the Material Owner, and accordingly, the Translating Party hereby irrevocably transfer, assigns and conveys (and agrees to transfer, assign and convey) all of the Translating Party’s right, title and interest in such Translated Materials (including copyrights therein) to the Material Owner.

10.4         Protection of Intellectual Property.

10.4.1      Each of the Parties shall make prompt, full and complete disclosure to the other of all Joint Development Intellectual Property it believes may be copyrightable, patentable or of commercial value.

10.4.2      With respect to all Joint Development Intellectual Property believed by either Party to be copyrightable, patentable or of commercial value, the Parties shall decide jointly whether and where to apply for copyright, patent or other appropriate forms of Intellectual Property registration and protection.  To the extent the Parties agree to register and protect Joint Development Intellectual Property in a particular jurisdiction, the Parties shall do so at their joint expense using counsel as mutually agreed.

10.4.3      In the event the Parties elect not to jointly pursue protection of any Joint Development Intellectual Property, either Party (the “Protection Electing Party”) may seek such protection in its own name and at its sole expense using counsel of its choice.  As to Joint Development Intellectual Property with respect to which the Protection Electing Party elects to seek protection, the non-electing party shall assign its intellectual property rights in and to such Joint Development Intellectual Property to the Protection Electing Party and the Protection Electing Party shall grant to the non-electing party a perpetual, non-revocable, worldwide, royalty free license to use the Joint Development Intellectual Property (for the avoidance of doubt, such license shall survive the termination of this

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Agreement).

10.4.4      All expenses of obtaining, renewing and or maintaining Intellectual Property protection or registration of a Party’s Intellectual Property shall be borne by such Party, or, in the case of registration or protection sought jointly for the Joint Development Intellectual Property, by both Parties sharing equally in such expenses.

10.5         Enforcement of Intellectual Property Rights.

10.5.1      Align shall be solely responsible for enforcing any and all Align Intellectual Property in its sole discretion, and Ormco shall be solely responsible for enforcing any and all Ormco Intellectual Property in its sole discretion, whether or not such Align Intellectual Property or Ormco Intellectual Property is incorporated into the Hybrid Solution.

10.5.2      Each Party shall promptly to advise the other of suspected or known material infringements on any Joint Development Intellectual Property.

10.5.3      The Parties shall consult as to the appropriate action to be taken with respect to any material infringement of any Joint Development Intellectual Property.  If the Parties agree to settle or jointly prosecute any claim for misappropriation and/or infringement of any Joint Development Intellectual Property, the Parties shall share equally in the costs and expenses, including attorney’s fees, incurred in connection with such prosecution and shall share equally in any settlements or other recoveries thereon.

10.5.4      If one of the Parties hereto (“Abstaining Party”) does not agree to be responsible for its full share of the costs and expenses of enforcing Joint Development Intellectual Property against a third party, then the other Party (“Acting Party”) may sue in its own name and at its sole expense and, in such case, to the extent required under applicable law, the Abstaining Party shall agree to be joined as a plaintiff for standing purposes and to cooperate as reasonably requested in such action (subject to reimbursement for reasonable costs, expenses, and attorneys’ fees attributable to such cooperation).  In such event, any recovery shall inure to the Acting Party and not to the Abstaining Party, whether or not such Abstaining Party is compelled to  joins as a plaintiff as provided herein.

10.6         Defense of Intellectual Property.

10.6.1      Align shall be solely responsible for defending any and all claims of third parties against Align Products for infringement or misappropriation, and Ormco shall be solely responsible for defending any and all claims of third parties against Ormco Products for infringement or misappropriation, whether or not the Align Product or Ormco Product at

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

issue in any claim is incorporated into the Hybrid Solution.

10.6.2      Each Party shall promptly advise the other Party of claims of infringement brought, or threatened in a writing addressed to a Party, against any Ormco Product or Align Product used in the Hybrid Solution.

10.6.3      The Parties shall consult as to the appropriate action to be taken with respect to any third party claims asserting that the Hybrid Solution infringes or misappropriates a third party’s Intellectual Property (a “Third Party Claim”).  Any disputes regarding the appropriate action to be taken in response to the Third Party Claim shall be resolved in accordance with Section 13.7.  The Parties shall, if they jointly elect to defend against the Third Party Claim, share equally in the costs and expenses, including attorney’s fees, incurred in connection with such defense of the Hybrid Solution (subject to Ormco’s responsibility for Ormco Products and Align’s responsibility for Align Products).  Each Party shall bear only such damages as are awarded against it.

10.7         Intellectual Property Marking.  The Parties shall agree in writing to all Intellectual Property markings to be applied to the Hybrid Solution and Joint Development Intellectual Property, including Copyright and Patent notices.  The Parties agree that all permitted distribution and marketing of the Hybrid Solution and Joint Development Intellectual Property (and copies thereof) shall include such mutually agreed upon markings.

10.8         Confidential Information.

10.8.1      Confidential Information.  During the course of this Agreement, a Party (“Receiving Party”) may be given access to information from the other Party (“Disclosing Party”) that (i) relates to the other’s past, present, and future research, development, business activities, products (including without limitation computer object and source code), services, and technical knowledge, and (ii) has been identified as confidential or reasonably deemed to be confidential information given the circumstances of disclosure (collectively, “Confidential Information”).  Trade Secrets included in the Jointly Developed Intellectual Property shall be deemed the Confidential Information of both Parties under this Agreement.  Notwithstanding, Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party’s Confidential Information or by the Receiving Party’s employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) that had a right to disclose it without breach of

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

this Agreement; (iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

10.8.2      Confidentiality Obligation.  The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information except as may be expressly permitted under this Agreement.  Without limiting the foregoing, the Receiving Party shall (i) not disclose or distribute the Disclosing Party’s Confidential Information to a third party, and (ii) use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information.

10.8.3      Agreement Terms.  Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto may be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

10.8.4 Remedies.  Unauthorized use by a Party of the other Party’s Confidential Information will diminish the value of such information.  Therefore, if a Receiving Party breaches any of its obligations with respect to confidentiality or use of the Disclosing Party’s Confidential Information hereunder, the other Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

10.8.5 Required Disclosure.  In the event the Receiving Party must disclose the Disclosing Party’s Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body, to the extent permitted under applicable law, the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use its reasonable efforts to obtain a protective order or

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

otherwise prevent public disclosure of such information.

11.          Warranties and Limitation of Liability.

11.1         Warranty.  Align hereby warrants to Ormco that under normal use and service, Align Products are free from defects in design and workmanship. Ormco hereby warrants to Align that under normal use and service, Ormco Products are free from defects in design and workmanship.  Each Party warrants to the other that the products delivered by such Party for use in connection with the Hybrid Solution will be complete and in conformity with the products regularly supplied by each to purchasers and lessees of its other or similar products.

11.2         Product Warranty.  The product forming a part of the Hybrid Solution shall be sold with a warranty to be agreed upon between the Parties hereto, essentially to the effect that the products will be free from defects in design, workmanship and material, for ninety (90) days following delivery (unless otherwise agreed upon by the Parties) and on such other terms and conditions as are to be agreed upon between the Parties.  Subject to the limitations on warranty contained in this Agreement, Align shall assume all liability for breach of such warranty to the extent that a breach of warranty relates solely to Align Products incorporated into the Hybrid Solution.  Subject to the limitations on warranty contained in this Agreement, Ormco shall assume all liability for breach of such warranty to the extent that such breach relates solely to Ormco Products incorporated into the Hybrid Solution. Align and Ormco shall jointly and equally assume all liability for breach of such warranty to the extent that a breach of warranty relates to matters that are not covered by either of the two preceding sentences.

11.3         Limitation on Warranty.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN AND EXCEPT FOR WARRANTY OF TITLE WITH REPSECT TO TANGIBLE ITEMS PROVIDED UNDER THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED TO THE OTHER WITH RESPECT TO ITS PRODUCTS.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THERE ARE NO WARRANTIES OR ANY AFFIRMATIONS OF FACT OR PROMISES BY EITHER PARTY HERETO AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INFRINGEMENT OR OTHERWISE.  THE EMPLOYEES OR AGENTS OF NEITHER PARTY HAVE ANY AUTHORITY TO MAKE ANY WARRANTY OR REPRESENTATION REGARDING THE MANNER OR BENEFITS OF USE OF ANY PRODUCT OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

11.4         Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE, OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

11.5         Indemnity.  Upon request of one Party (“Indemnified Party”), the other Party (“Indemnifying Party”) shall defend the Indemnified Party, its officers, directors, employees against, indemnify for and/or settle any third party claims, liabilities and losses, to the extent that such claims, liabilities and losses are alleged to arise out of the Indemnifying Party’s illegal or fraudulent acts related to the performance of this Agreement (except to the extent that such claims, liabilities and losses are attributable to the Indemnified Party’s own illegal or fraudulent acts).  Such indemnification is expressly conditioned upon Indemnified Party promptly notifying the Indemnifying Party of such third party claims in writing.  The Indemnified Party shall cooperate with the Indemnifying Party in all reasonable respects in connection with the defense of any such action and provide the Indemnifying Party the authority to assume and control the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel, and payment of all reasonably incurred expenses.  The Indemnified Party shall have the right to employ separate counsel to provide input into the defense, at the Indemnified Party’s own cost. The Indemnified Party shall not settle any claim or action under this Section 11.5 without first obtaining Indemnifying Party’s written permission, which permission shall not be unreasonably withheld.

12.          Term and Termination.

12.1         Term.  This Agreement, unless earlier terminated in accordance with one or more provision of this Agreement, shall remain in effect during a period commencing with the Effective Date and ending on [*] (the “Initial Term”); provided, however, the Agreement shall continue to remain in full force and effect following the end of the Initial Term for two successive two (2) year terms (the “Renewal Terms”), unless six months prior to the end of the Initial Term or a Renewal Term one Party provides the other written notice of its desire to have the Agreement terminate at the end of the Term then in effect.

12.2         Conditions for Termination.  This Agreement shall terminate upon any of the conditions contained in this Section 12.2.

12.2.1      This Agreement shall terminate upon the occurrence of a material breach of this Agreement by either Party hereto (a “Termination for Breach”), provided:

12.2.1.a             The breaching Party (the “Breaching Party”) is given a written notice by the other Party hereto containing a claim of breach and setting forth the nature of the breach and circumstances giving rise to such a claim and the other Party (the “Non-Breaching Party”) does not elect to waive its right to terminate; and

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

12.2.1.b             The Party to whom the written notice is given fails to remedy such circumstances within sixty (60) days after receipt of the notice.

12.2.2      [*].

12.3         This Agreement shall terminate if any of the following events occur as to one Party hereto (the “Affected Party”) and the other Party (the “Non-Affected Party”) does not provide written notice within thirty (30) days after it becomes aware of such event that it intends to waive termination of this Agreement: (i) a Party makes an assignment for the benefit of its creditors, requests or permits a proposal, arrangement or reorganization under or, as an insolvent debtor, takes the benefit of any legislation now or hereafter in force for bankrupt or insolvent debtors; (ii) a receiver or other officer with like powers is appointed for a Party for a substantial part of its assets; (iii) a lienholder takes possession of a substantial and material part of a Party’s property; (iv) an order is made for the winding up, liquidation, revocation, or cancellation of incorporation of a Party; or (v) a Party ceases carrying on its business as a going concern (collectively, a “12.3 Termination”).

12.4         Effects of Termination/Liability.

12.4.1      Except as set forth herein, neither Party shall be liable to the other for any claims, damages, costs, expenses or other charges incurred in connection with the entering into, performance, breach, termination, expiration or non-renewal of this Agreement including but not limited to, any damages based on injury to reputation or on any loss (or anticipated loss) of business, sales, profits, earnings or income, in any way related to expenditures, investments, costs, actions taken or commitments made or entered into in reliance of or in any way related to the performance of this Agreement, unless specifically provided for herein.  This Section 12.4.1 shall not apply to any claims any Party may have against another Party relating to infringement of such Party’s Intellectual Property.

12.4.2      Notwithstanding the Termination Date of this Agreement, the provisions of Sections 10 (excluding 10.1 and 10.2), 11, 12.4 and 13 shall survive the Termination Date indefinitely, and the provisions of Section 6.10 shall survive until the third anniversary of the Termination Date.  Without limiting the generality of the foregoing sentence, for three years after the Termination Date, each Party shall continue to use commercially reasonable efforts to supply to the other Party on reasonable commercial terms such number of the other Party’s Products as may be required for a Party to fulfill orders for the Hybrid Solution that were accepted prior to the Termination Date.

12.4.3      If only one Party elects to not renew any Term (the “Electing

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Party”), then the other Party (the “Non-Electing Party”) shall have the right to continue to market, promote, offer to sell and sell the Hybrid Solution under the Product Tradename for a period of three calendar years following the Termination Date (in the case of such non-renewal, the “Non-Renewal Transition Period”).  [*].  A three-year transition period shall also apply with respect to a Termination for Breach and, to the fullest extent possible given the circumstances of the Affected Party, to a 12.3 Termination.  The Electing Party, [*], the Breaching Party, or the Affected Party, as applicable (the “Non-Transitioning Party”), shall be obligated to provide the Non-Electing Party, [*], the Non-Breaching Party, or the Non-Affected Party, as applicable (the “Transitioning Party”) when needed, with (and manufacture as needed) such number of the Non-Transitioning Party’s Products as are required by the Transitioning Party for orders accepted by the Transitioning Party for the Hybrid Solution during the three-year transition period.  The amount to be charged by the Non-Transitioning Party for the Products it supplies to the Transitioning Party shall be negotiated by the Parties but shall in no event yield to the Non-Transitioning Party a gross profit per product with respect to such Products greater than 50% of the average gross profit per product for such Products over the 12 months preceding the Termination Date.

13.          Miscellaneous Provisions.

13.1         Authority; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of both Parties.  The Parties have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform all obligations under this Agreement.

13.2         Assignment.  Neither Party shall assign this Agreement or any interest therein or any of the rights provided herein; provided however, that a Party undergoing a Change in Control may assign this Agreement without consent in connection with such Change in Control of such Party [*] without the prior written consent of the other Party.  Any assignment or transfer in contravention of this provision shall be null and void.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective permitted assigns and successors.  Nothing in this Agreement shall be interpreted to grant any rights to or permit any party to grant any rights to any person or entity that is not a party hereto.

13.3         Confidentiality.  Each Party shall ensure that it, its employees and third party agents having access to any Confidential Information or Proprietary Information of the other Party, will restrict and control the use, copying, modification, disclosure, transfer, protection and security of such items, in accordance with these provisions.  Each Party shall protect the Confidential Information or Proprietary Information of the other Party with at least the same standard of care that it uses to protect its own like

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

information.

13.4         Nonsolicitation.  The Parties hereto shall not, at any time during the term this Agreement and for a period of one year thereafter, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity, solicit the employment of any employee of the other Party, unless such employee or former employee has not been employed by the other Party, its subsidiaries or its predecessors in interest, for a period in excess of six months; provided, however, that the restrictions of this Section 13.3 shall not apply to any solicitation (or hiring or employment as a result of any solicitation) that consists of advertising in a newspaper or periodical of general circulation or through the Internet.

13.5         Publicity.  Subject to each Party’s disclosure obligations imposed by law or regulation or stock exchange rule or trading market listing requirement, the Parties will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, and no Party will make any such news release or public disclosure without first consulting with the other Parties and receiving their consent (which shall not be unreasonably withheld, conditioned or delayed), and each of the Parties shall coordinate with the each other with respect to any such news release or public disclosure and use reasonable best efforts to obtain confidential treatment with respect to any commercially-sensitive information required by law or regulation or stock exchange rule or trading market listing requirement to be disclosed and to cooperate in seeking confidential treatment for any such information or other documentation required by law or regulation to be filed with the Securities and Exchange Commission or other governmental entity. .

13.6         Notices.  All notices permitted or required hereunder shall be effective: upon receipt if delivered personally; on the third business after sending if sent via registered or certified U.S. mail, postage paid, return receipt requested; on the second business day after sending, charges prepaid for next day delivery, via a nationally recognized overnight delivery service (Federal Express, DHL and UPS are acceptable for these purposes); and upon acknowledgment of receipt by the Party to be charged with notice if sent via any other means.  Notice shall be given to the following address or to such other address as to which a Party shall give notice:

If to Align:	Align Technology, Inc.
881 Martin Avenue
Santa Clara, California 95050
Attention: General Counsel

If to Ormco:	Ormco Corporation
1717 W. Collins Ave
Orange, CA 92867
Attention: General Counsel

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

13.7         Dispute Resolution

13.7.1      Internal Review.  In the event that a dispute, difference or question arises pertaining to any matters which are the subject of the Alliance (“Dispute”), and either Party so requests in writing, prior to the initiation of any formal legal action, the following dispute resolution shall apply:

13.7.2      The Steering Committee will use its good faith efforts to resolve the Dispute within ten (10) days.  If the Steering Committee is unable to resolve the Dispute in such period, the Steering Committee will refer the Dispute to the Executive Sponsors as set forth in Section 13.7.3 below.

13.7.3      For all Disputes referred to the Executive Sponsors from the Steering Committee above, the Executive Sponsors shall use their good faith efforts to resolve the Dispute within twenty (20) days after such referral. If the Executive Sponsors are unable to resolve the Dispute in such period, the Executive Sponsors will refer the Dispute to the Chief Executive Officers of Ormco and Align as set forth in Section 13.7.4 below

13.7.4      For all Disputes referred to the Chief Executive Officers from the Executive Sponsors above, the Chief Executive Officers shall use their good faith efforts to resolve the Dispute within twenty (20) days after such referral.

13.7.5      In the event of a Dispute which cannot be resolved by the Chief Executive Officers, either Party may commence a non-binding mediation to resolve the Dispute by providing written notice to the other Party (a “Mediation Notice”) informing the other Party of the dispute and the issues to be resolved and containing a list of five (5) recommended individuals to serve as the mediator.  Within ten (10) business days after the receipt of a Mediation Notice, the other Party shall respond by written notice to the Party initiating mediation, providing a list of five (5) recommended individuals to serve as the mediator and which adds additional issues to be resolved.  The recommended mediators shall be individuals with experience in the healthcare industry and shall not be any employee, director, shareholder or agent of either Party or an affiliate of either Party, or otherwise involved (whether by contract or otherwise) in the affairs of either Party.  If, within twenty (20) business days after receipt of the Mediation Notice, the Parties shall have been unable to agree upon an individual to serve as mediator, or to the extent the mediator selected by the Parties is unable to resolve the dispute, the dispute will be settled by final and binding arbitration conducted in the manner described in subsection 13.8 below. If, within twenty (20) business days after receipt of the Mediation Notice, the Parties shall have agreed upon an individual to serve as mediator, the mediator shall conduct a mediation in an effort to

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

resolve the dispute, employing commercially reasonable procedures selected by the mediator in consultation with the Parties, completing such mediation no later than sixty (60) days after engagement.

13.8         Arbitration.

13.8.1      Any Dispute not timely resolved in accordance with Section 13.7 herein, shall be finally and exclusively resolved by arbitration in accordance with the then-prevailing prevailing JAMS Streamlined Arbitration Rules and Procedures, except as modified herein (the “Rules”).  If the Dispute (including all claims and counterclaims) is for $15 million or less, there shall be a single arbitrator.  The parties shall have ten (10) days from commencement of the arbitration in accordance with the Rules to agree on a single arbitrator.  Failing timely agreement, the arbitrator shall be selected by JAMS.  If the Dispute (including all claims and counterclaims) is for more than $15 million, there shall be three (3) neutral arbitrators of whom each of Buyer and Seller shall select one within twenty (20) days of the commencement of the arbitration. The two arbitrators so appointed shall select a third arbitrator to serve as chairperson within fourteen (14) days of the designation of the second of the two initial arbitrators.  If any arbitrator is not timely appointed, at the request of any party such arbitrator shall be appointed by JAMS pursuant to the listing, striking and ranking procedure in the Rules.  All arbitration pursuant to Section 13.8 shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such arbitration shall be admissible for any purpose in any subsequent proceedings.  The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute.  Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal.  Judgment upon any award may be entered in any court having jurisdiction.

13.8.2      Without seeking to expand the scope of Section 13.8.1 and for purpose of clarification only, the Parties acknowledge that the restrictions of Section 13.8.1 do not apply to any claim(s) by one Party against the other for infringement of one or more claims of a patent owned or controlled by either Party.  Neither Party will be precluded from seeking provisional remedies in the courts including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

interests, but such relief will not be sought as a means to avoid or stay arbitration.

13.8.3      This Section 13.8 provides the sole recourse for the settlement of any dispute arising under or in connection with this Agreement.

13.8.4      Any arbitration action shall be brought only in the city or county in which the corporate headquarters of the defendant to such action is located.

13.9         Costs.  Except as expressly provided herein, each Party shall bear their own costs in connection with this Agreement and the Project, including their own costs in preparing for and participating in the resolution of any dispute under this Agreement, and the costs of mediator(s) and arbitrator(s) shall be equally divided between the Parties.

13.10       Relationship of the Parties.  The parties hereto agree that no fiduciary, agency, employment, partnership, joint venture or franchise relationship is created or shall be deemed to be created hereunder.  The parties agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors.  Neither Party shall have, and neither shall represent to have, any power, right or authority to bind the other or to assume or create any obligation or responsibility, express or implied, on behalf of the other Party or in the other Party’s name, except as herein expressly permitted.

13.11       Events Excusing Performance. Neither Party shall be liable to the other Party for failure to perform any of the services required herein in the event of strikes, lock-outs, acts of God, war, terrorism, earthquakes, unavailability of supplies or other events over which that Party has no control for so long as such events continue, and for a reasonable period of time thereafter.

13.12       Entire Agreement. This Agreement (along with the Settlement Agreement, Stock Purchase Agreement and the non-disclosure letter entered into among Ormco, Danaher and Company on August 9, 2009) constitutes the entire agreement and supersedes any prior agreements or understandings between the Parties hereto regarding the subject matter hereof, and no amendment, alteration or waiver of this Agreement shall be valid or binding unless made in writing and signed by both Parties.

13.13       Interpretation. Whenever the context requires, all words used in the singular number shall be deemed to include the plural and vice versa. The use of the word “approval” or “consent” shall mean the prior written approval or prior written consent. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language in all parts of this Agreement shall be construed, in all cases, according to the Parties’ intent and the Parties hereto acknowledge that each Party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

the drafting Party shall not be employed in the interpretation of this Agreement.

13.14       Governing Law.  This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

13.15       Further Agreements.  The Parties shall enter into good faith negotiations for the purposes of executing and delivering any additional agreement or modifications to this Agreement necessary for the purposes of carrying on the Project.

13.16       Severability.  Any provision in this Agreement found to be void, voidable or unenforceable shall not affect the validity or enforceability of any other provision in this Agreement.  In the event that any provision of this Agreement shall be declared void, voidable or unenforceable by a court of competent jurisdiction, said provision shall be deemed to be amended to provide the Party seeking to enforce this Agreement the greatest protection available under law.

13.17       Signatures.  The signatories to this Agreement represent and warrant that they are properly authorized to execute this Agreement on behalf of the respective Party. Each Party agrees to be bound by its own telecopied or facsimiled signature, and that it accepts the telecopied or facsimiled signature of the other Party hereto.

13.18       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. In the event this Agreement is translated into another language the English version shall govern.

[Signature Pages Follow]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first herein above written.

ALIGN TECHNOLOGY, INC.

By:	/s/ Thomas M. Prescott
	Name:	Thomas M. Prescott
	Title:	President & CEO

ORMCO CORPORATION

By:	/s/ Donald L. Tuttle
	Name:	Donald L. Tuttle
	Title:	President

[Signature Page to Joint Development, Marketing and Sales Agreement]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Exhibit A

[*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

A-1

[*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

A-2